UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2011

WebXU, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-53095	26-0460511
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3435 Ocean Park Blvd., Suite 107-282
Santa Monica, CA 90405
(Address of Principal Executive Offices)

(310) 807-1765
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 24, 2011, WebXU, Inc. (“Company”) completed the transfer of CST Oil & Gas Corporation (“Subsidiary”) to Steven Tedesco and Christine Tedesco (jointly, the “Acquirer”), in consideration for the Acquirer’s agreement to assume all liabilities associated with the Subsidiary, and the Acquirer’s agreement to cancel the majority of their shares pursuant to the that certain Merger Agreement dated July 22, 2011, and described in the Company’s Form 8-K dated July 27, 2011.

In connection with the transfer of the Subsidiary, the Company previously entered into an Acquisition Agreement dated July 22, 2011 with the Acquirer (“Acquisition Agreement”).   Under the Acquisition Agreement, the Acquirer agreed to indemnify us for liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses including attorneys’ fees incident to any of the foregoing, resulting from or arising out of any claims, breach, liabilities, or non-fulfillment of any agreement with respect to the Subsidiary and its rights, including  but not limited to any actions and business activities of the Subsidiary prior and up to the closing date of the transfer of the Subsidiary.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exh. No.	Description

10.6	Acquisition Agreement between Steve and Christine Tedesco and CST Holding Corp., dated July 22, 2011*

* Previously filed as an exhibit to the Company’s Form 8-K dated July 27, 2011, and herein incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WebXU, Inc.

Date: October 27, 2011	By:	/s/ Matt Hill
Matt Hill
Chief Executive Officer